UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
4D MOLECULAR THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4D Molecular Therapeutics, Inc.
5858 Horton Street #455
Emeryville, CA 94608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2024
To the Stockholders of 4D Molecular Therapeutics, Inc.:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of 4D Molecular Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on May 21, 2024, at 1:00 p.m. Pacific time. The Annual Meeting will be held entirely online to allow greater participation and improved communication and provide savings for our stockholders and the Company. Stockholders can attend the meeting via the internet at www.virtualshareholdermeeting.com/FDMT2024 by using the 16-digit control number that appears on the accompanying Proxy Card (printed in the box and marked by the arrow) and the instructions that accompanied these proxy materials.
The Annual Meeting will be held for the following purposes:
1.	To elect one Class I director to hold office until the 2027 annual meeting of stockholders or until their successor is elected;
2.
To ratify the selection, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 3, 2024 (the “Record Date”) can vote at this meeting or any adjournments that take place.
The Board of Directors recommends that you vote FOR the election of the director nominee named in Proposal No. 1 of the Proxy Statement; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.
By Order of the Board of Directors

/s/ DAVID KIRN
David Kirn, M.D.
Chief Executive Officer and Director
Emeryville, California
April 10, 2024

i

4D MOLECULAR THERAPEUTICS, INC.
5858 Horton Street #455
Emeryville, CA 94608
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2024
We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of 4D Molecular Therapeutics, Inc. (referred to herein as the “Company”, “4DMT”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 21, 2024, at 1:00 p.m. Pacific time, virtually at www.virtualshareholdermeeting.com/FDMT2024. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.
•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 21, 2024
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 3, 2024 (the “Record Date”) for the first time on or about April 10, 2024. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Investors & Media – SEC Filings” section of our website at https://ir.4dmoleculartherapeutics.com/sec-filings.
The only outstanding voting securities of 4DMT are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 51,157,472 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.
This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card will be first made available for access by our stockholders on or about April 10, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 51,157,472 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote on two proposals:
•	Proposal 1—the election of one Class I director to hold office until our 2027 annual meeting of stockholders; and
•
Proposal 2—the ratification of the selection, by the Audit Committee of our Board, of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2024.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How do I vote?
•	For Proposal 1, you may either vote “For” the nominee to the Board or you may “Withhold” your vote for the nominee.
•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the virtual Annual Meeting. Alternatively, you may vote by proxy, over the internet or by telephone or, if you received a paper copy of the proxy materials by mail, by using the accompanying Proxy Card. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the virtual Annual Meeting and vote by following the instructions described below. In such case, your previously submitted proxy will be disregarded.
•
To vote by attending the virtual Annual Meeting, vote your shares at www.virtualshareholdermeeting.com/FDMT2024 during the Annual Meeting. You will need the 16-digit control number which appears on the Notice of Internet Availability or, if you received a paper copy of the proxy materials by mail, the accompanying Proxy Card (printed in the box and marked by the arrow). For additional details on the virtual meeting, please see page 5 of this Proxy Statement.

•
To vote using the Proxy Card, if you received a paper copy of the proxy materials by mail, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•	To vote by proxy over telephone, call the toll free number found on the Notice of Internet Availability.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.
How are votes counted?
Votes will be counted by Broadridge, who will separately count “For” votes for all proposals, and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. In addition, with respect to Proposal 1, the election of directors, Broadridge will count the number of “Withheld” votes and broker non-votes received, but such votes are not considered votes cast for the forgoing purpose and will have no effect on the election of the nominee. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”? and “Which ballot measures are considered “routine” or “non-routine”?
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” or “non-routine?”
The ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.
How many votes are needed to approve each proposal?
With respect to Proposal 1, the election of directors, the nominee receiving the highest number of “For” votes will be elected.
With respect to Proposal 2, the affirmative vote of the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What if I return a Proxy Card but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:
•	“For” the election of the nominee for director; and
•	“For” the ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
1.
You may submit another properly completed proxy with a later date. This includes changing your vote using the online voting method, in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted.

2.
You may send a written notice that you are revoking your proxy and returning a new proxy card or voting instruction form dated as of a later date to our Chief Legal Officer and Corporate Secretary at 5858 Horton Street #455, Emeryville, CA 94608, in which case only your latest proxy card or voting instruction form received prior to the Annual Meeting will be counted.

3.	You may attend the virtual Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
How do I attend the virtual Annual Meeting?
The live audio webcast of the Annual Meeting will begin promptly at 1:00 p.m. Pacific time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.
To attend the Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/FDMT2024 using the 16-digit control number on the proxy card or voting instruction form.
Can I submit questions prior to or at the virtual Annual Meeting?
An online portal will be available to our stockholders at www.proxyvote.com approximately one week prior to the Annual Meeting. By accessing this portal, stockholders will be able to submit questions and vote in advance of the Annual Meeting. Stockholders may also submit questions and vote 15 minutes prior, or during, the Annual Meeting on www.virtualshareholdermeeting.com/FDMT2024. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer questions submitted before or during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Answers to certain questions not addressed during the meeting will be posted following the meeting on our website at https://ir.4dmoleculartherapeutics.com/investors. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder.
Is technical assistance provided before and during the virtual Annual Meeting?
Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.

When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 12, 2024, to our Chief Legal Officer and Corporate Secretary at 5858 Horton Street #455, Emeryville, CA 94608; provided that if the date of the annual meeting is more than 30 days from May 21, 2025, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between January 21, 2025 and February 20, 2025; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after May 21, 2025, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 22, 2025.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the Annual Meeting. On the Record Date, there were 51,157,472 shares outstanding and entitled to vote. Accordingly, 25,578,737 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Implications of being an “emerging growth company.”
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (1) (a) December 31, 2025, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, or (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
The Board currently consists of seven directors, divided into the three following classes:
•	Class I director: David Kirn, M.D., whose current term will expire at the Annual Meeting;
•	Class II directors: Jacob Chacko, M.D., MBA, Susannah Gray, MBA and Charles Theuer, M.D., Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2025; and
•	Class III directors: Nancy Miller-Rich, John F. Milligan, Ph.D. and Shawn Cline Tomasello, MBA, whose current terms will expire at the annual meeting of stockholders to be held in 2026.
At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
Dr. Kirn has been nominated to serve as a Class I director and has elected to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named above. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. The nominee for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF THE NAMED NOMINEE.
The following table sets forth, for the Class I nominee (who is currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 10, 2024 and position/office held within the Company:
Name	Age	Position/Office Held With the Company	Director Since
Class I Director whose term expires at the Annual Meeting
David Kirn, M.D.	62	Director and Chief Executive Officer	2013

Class II Directors whose terms expire at the 2025 annual meeting of stockholders
Jacob Chacko, M.D., MBA(2)(3)	45	Director	2019
Susannah Gray, MBA(2)(4)	63	Director	2020
Charles Theuer, M.D., Ph.D.(1)(2)(3)	60	Director	2015

Class III Directors whose terms expire at the 2026 annual meeting of stockholders
Nancy Miller-Rich(1)(4)	65	Director	2020
John F. Milligan, Ph.D.	63	Director and Executive Chairman	2020
Shawn Cline Tomasello, MBA(1)(3)(4)	65	Director	2020
(1)	Member of the Science and Technology Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Compensation Committee.

Set forth below is biographical information for the nominee and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Nominee for Election to a Three-Year Term Expiring at the 2027 Annual Meeting of Stockholders
David Kirn, M.D., is our co-founder and has served as our Chief Executive Officer and served on our board of directors since our inception in 2013. Dr. Kirn previously served as the Executive Chairman of our board until August 2020 when John Milligan, Ph.D. assumed the position. Dr. Kirn is Adjunct Professor of Bioengineering and Molecular & Cellular Biology at U.C. Berkeley and is the co-founder and on the board of directors of the U.C. Berkeley Life Sciences Entrepreneurship Center. He previously served as Executive Chairman of the board of Ignite Immunotherapy Inc., where he was a co-founder. Dr. Kirn held senior development positions at Onyx Pharmaceuticals and Celgene, and he was a senior project leader and advisor on viral vector gene therapeutics and cancer immunotherapy for over 10 years with numerous companies, including Biogen, Novartis, Cell Genesys, Pfizer and Bayer. Dr. Kirn received a B.A. in Physiology (Departmental Citation; Phi Beta Kappa) from U.C. Berkeley in 1985, an M.D. (Alpha Omega Alpha) from U.C. San Francisco Medical School in 1989 and completed internal medicine residency training at Harvard Medical School, Brigham and Women’s Hospital. He served as Chief Medical Resident at the Harvard-affiliated WRVA hospital. He completed medical oncology and clinical research fellowships at U.C. San Francisco, and he completed a certificate of business excellence from the Haas Business School at U.C. Berkeley. In 2013, he was awarded the Johnson & Johnson Entrepreneur Innovator award from the J&J Innovation Center. We believe that Dr. Kirn is qualified to serve as a member of our board of directors based on his perspective and the experience he brings as one of our founders and Chief Executive Officer, and because of his extensive experience at other life science companies.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF THE ABOVE NAMED NOMINEE
Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders
Jacob Chacko, M.D., MBA, has served as a member of our board of directors since March 2019. Dr. Chacko has served as Chief Executive Officer of ORIC Pharmaceuticals, Inc., a clinical-stage oncology company focused on discovery and development of novel therapies against treatment-resistant cancers, since May 2018. Prior to ORIC, Dr. Chacko served as Chief Financial Officer of Ignyta, Inc., a publicly traded precision oncology company, from May 2014 until February 2018 when Ignyta was acquired by Roche Holdings, Inc. Prior to Ignyta, Dr. Chacko was an investor at TPG Capital from August 2008 until May 2014. From 2002 until 2003, Dr. Chacko was a consultant serving healthcare clients at McKinsey & Company. Dr. Chacko has served as chairman of the board of directors of Bright Peak Therapeutics, an oncology company, since November 2021. He also served on the board of directors of Turning Point Therapeutics, Inc., a publicly traded biotechnology company, from November 2018 until March 2021, RentPath Inc., a digital media company, from 2011 until 2014, Envision Pharmaceutical Services, LLC from 2013 until 2014, Bonti, Inc., a biotechnology company, from February 2018 until October 2018 and the Packard Children’s Health Alliance at the Lucile Packard Children’s Hospital Stanford from 2013 until June 2017. Dr. Chacko currently chairs the Western Regional Selection Committee for the Marshall Scholarship. Dr. Chacko concurrently received his M.D. from U.C. Los Angeles and his M.B.A. from Harvard Business School. Dr. Chacko received a M.Sc. from Oxford University as a Marshall Scholar. We believe Dr. Chacko is qualified to serve as a member of our board of directors based on his medical and finance background, his experience in investing in life science companies and his service on the boards of public and private companies.
Susannah Gray, MBA, has served as a member of our board of directors since July 2020. Ms. Gray served as the Executive Vice President of Finance and Strategy of Royalty Pharma Management, LLC, a buyer of pharmaceutical royalties and a funder across the biopharmaceutical industry, and in various other similar roles from 2005 until 2019. Prior to Royalty Pharma, Ms. Gray served as a managing director and senior analyst covering the healthcare sector of CIBS World Market’s high yield group from 2002 to 2004, and also previously served in similar roles at Merrill Lynch and Chase Securities, Inc. (predecessor of JP Morgan Securities, Inc.). Ms. Gray currently serves on the board of directors of Theravance BioPharma, Inc., a publicly traded biopharmaceutical company, since February 2023, Maravai Life Sciences, a publicly traded biotechnology company, since December 2020, Morphic Therapeutic, a publicly traded biopharmaceutical company, since April 2021, and serves on the board of directors of several private companies and organizations, including BioSplice LLC, Susan G. Komen Foundation, StreetSquash, the German Marshall Fund, and the Board of Trustees of Wesleyan University. Ms. Gray previously served on the board of directors or Apria, Inc. from May 2021 until its acquisition in March 2022. Ms. Gray received a B.A. from Wesleyan University in 1982 and an M.B.A. from Columbia University in 1990. We believe Ms. Gray is qualified to serve as a member of our board of directors based on her experience in corporate finance and capital markets and previous experience in investment banking covering the healthcare sector.
Charles Theuer, M.D., Ph.D., has served as a member of our board of directors since December 2015. Dr. Theuer has served as President and Chief Executive Officer at Tracon Pharmaceuticals, Inc., since June 2006. He previously served as Chief Medical Officer at TargeGen, Inc. until June 2006. He currently serves on the board of directors of the following publicly traded companies: Tracon Pharmaceuticals Inc., since June 2006 and Oncternal Therapeutics Inc. since May 2018, where he serves on the Science and Development and Nominating and Corporate Governance committees. Dr. Theuer received a B.S. in Life Sciences from the Massachusetts Institute of Technology in 1985. He received his M.D. from U.C. San Francisco in 1989. He received his Ph.D. in Environmental Health Science from U.C. Irvine in 2002. We believe that Dr. Theuer is qualified to serve as a member of our board of directors based on his medical and scientific background and because of his experience in leading and serving on the boards of public and private life science companies.
Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders
Nancy Miller-Rich, has served as a member of our board of directors since November 2020. She has served as a consultant and advisor to various pharmaceutical and biotechnology companies since September 2017. Previously, Ms. Miller-Rich served in a number of leadership roles at Merck & Co., Inc. and, prior to the merger of the two companies, at Schering-Plough Corporation, including most recently as Senior Vice President, Global Human Health Business Development & Licensing, Strategy and Commercial Support from November 2013 to September 2017 and as Group Vice President, Consumer Care Global New Ventures and Strategic Commercial Development from January 2007 to November 2013. Prior to joining Schering-Plough in 1990, Ms. Miller-Rich served in a variety of commercial and marketing roles at Sandoz Pharmaceuticals and Sterling Drug, Inc. Ms. Miller-Rich has served on the board of directors of several publicly traded biotechnology companies, such as Intercept Pharmaceuticals, Inc. since April 2018, Aldeyra Therapeutics, Inc. since January 2020, and Kadmon Holdings, Inc. from October 2020 to November 2021. She has also served on the board of directors of private biotechnology companies Attralus, Inc. since July 2020 and BioTheryX from August 2021 until April 2023. She received her undergraduate degree in Business Administration, Marketing, from Ithaca College in New York in 1981. We believe Ms. Miller-Rich is qualified to serve as a member of our board of directors based on her extensive experience as a director of publicly traded biotechnology companies.
John F. Milligan, Ph.D., has served as Executive Chairman of our board of directors since August 2020. Dr. Milligan previously served as the President and Chief Executive Officer, and President and Chief Operating Officer, of Gilead Sciences, Inc. from March 2016 and May 2008, respectively, until February 2019, served on the board of directors of Gilead Sciences, Inc. from March 2016 until December 2018, and spent a total of 29 years at Gilead in various roles since 1990. Prior to joining Gilead, Dr. Milligan was a postdoctoral research fellow at the University of California San Francisco Medical Center. Dr. Milligan has served on the board of directors of Pacific Biosciences of California, a publicly traded biotechnology company, since July 2013, and TurnCare, Inc., a privately held patient-support technology company, since December 2023. He also serves as the Chair of the Board of Trustees of Ohio Wesleyan University. Dr. Milligan received his B.A. in Chemistry from Ohio Wesleyan University in 1983 and his Ph.D. from the University of Illinois at Urbana-Champaign in 1988. We believe Dr. Milligan is qualified to serve as a member of our board of directors based on his extensive experience and leadership roles in the biopharmaceutical industry.
Shawn Cline Tomasello, MBA, has served as a member of our board of directors since November 2020. She served as Chief Commercial Officer of Kite Pharma from December 2015 to July 2018. Before that, Ms. Tomasello served as the Chief Commercial Officer of Pharmacyclics, LLC from August 2014 to August 2015. She has served on the boards of several publicly traded biotechnology companies including Cabaletta Bio, Inc. since July 2023, AlloVir, Inc. since March 2022, Gamida-Cell Ltd. since March 2019 and TCR2 Therapeutics, Inc. since February 2021, as well as the board of the privately held biotechnology company Centrexion Therapeutics Corporation since June 2017, and previously served on the board of Orna Therapeutics,

Inc., a privately held biotechnology company, from September 2022 until March 2024. Ms. Tomasello previously served on the board of several publicly traded biotechnology companies, including UroGen Pharma Ltd. from July 2018 to June 2022 and Mesoblast Ltd. from July 2018 to August 2022. Ms. Tomasello received her undergraduate degree in marketing from the University of Cincinnati in 1982 and her MBA from Murray State University in Kentucky in 1989. We believe Ms. Tomasello is qualified to serve as a member of our board of directors based on her extensive experience in building successful commercial operations for biopharmaceutical companies and her experience as a director of publicly traded life science companies.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has engaged PricewaterhouseCoopers LLP (“PwC”), as our independent registered public accounting firm for the year ending December 31, 2024 and is seeking ratification of such selection by our stockholders at the Annual Meeting. PwC has served as the Company’s independent registered public accounting firm since 2016. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2022 and 2023 by PwC, our independent registered public accounting firm.
	Year Ended December 31, 2022	Year Ended December 31, 2023
Audit Fees(1)	$967,897	$966,391
Tax Fees	—	—
Audit-Related Fees	—	—
All Other Fees	900	2,442
Total Fees	$968,797	$968,833
(1)
Audit fees of PwC for the years ended December 31, 2022 and 2023 were for professional services rendered for the audits of our financial statements, including accounting consultation, reviews of quarterly financial statements and professional services rendered in connection with our registration statements. Fees for 2022 and 2023 include $225,000 and $125,000 in fees, respectively, for services associated with our Open Market Sales Agreement activities related to the year ended December 31, 2022 and December 31, 2023, respectively.

All of the services described above were pre-approved by our Audit Committee. The Committee concluded that the provision of these services by PwC would not affect their independence.
Pre-Approval Policies and Procedures
The Audit Committee or a delegate of the Audit Committee pre-approves, or provides pursuant to pre-approval policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available at https://ir.4dmoleculartherapeutics.com/corporate-governance.
The Audit Committee approved all the audit, audit-related, tax and other services provided by PwC for 2022 and 2023, including the audit, audit-related, tax and other services provided by PwC in 2022 and 2023 and, in each case, the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of 4D Molecular Therapeutics, Inc. (“4DMT”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://ir.4dmoleculartherapeutics.com/corporate-governance. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management 4DMT’s audited financial statements as of and for the year ended December 31, 2023.
The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from PwC required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with PwC their independence from the Company and its management. Finally, the Audit Committee discussed with PwC, with and without management present, the scope and results of PwC’s audit of such financial statements.
Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
Audit Committee
Jacob Chacko, Chairperson
Susannah Gray
Charles P. Theuer

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at https://ir.4dmoleculartherapeutics.com/corporate-governance. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available on our website at https://ir.4dmoleculartherapeutics.com/corporate-governance.
Independence of the Board of Directors
As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Our Board currently consists of seven members. Our Board has determined that all of our directors, other than Dr. Kirn, qualify as “independent” directors in accordance with Nasdaq listing requirements. Dr. Kirn is not considered independent because he is an employee of the Company. Nasdaq’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers. As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.
Leadership Structure of the Board
Our amended and restated bylaws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Executive Chairman of our Board and Chief Executive Officer and to implement a lead director in accordance with its determination that utilizing one or the other structure would be in our best interest. Dr. Milligan currently serves as the Executive Chairman of our Board. In that role, Dr. Milligan presides over our Board meetings and the executive sessions of our Board and as a liaison between management and our Board.
Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with our Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Committees
Our Board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:
•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•	reviews and approves related party transactions;
•	establishes procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•	discusses on a periodic basis, or as appropriate, with management our policies and procedures with respect to risk assessment and risk management;
•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	annually reviews and assesses internal controls and treasury functions including cash management procedures;
•	investigates any reports received through the ethics helpline and reports to our Board periodically with respect to the information received through the ethics helpline and any related investigations;
•	reviews our critical accounting policies and estimates;
•	reviews our procedures and controls related to cybersecurity;
•	reviews and approves our insurance coverages; and
•	reviews the Audit Committee charter and the committee’s performance at least annually.
The current members of our Audit Committee are Drs. Chacko and Theuer and Ms. Gray. Dr. Chacko serves as the chairperson of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Drs. Chacko and Theuer and Ms. Gray are audit committee financial experts as defined under the applicable rules of the SEC and have the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Pursuant to the rules of the SEC, members of the Audit Committee also meet heightened independence standards. Our Board has determined that each of Drs. Chacko and Theuer and Ms. Gray is independent under the applicable rules of the SEC and Nasdaq. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at https://ir.4dmoleculartherapeutics.com/corporate-governance.
Compensation Committee
Our Compensation Committee oversees policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews our corporate goals and sets objectives relevant to compensation of our executive officers (other than our Chief Executive Officer), evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The Compensation Committee also reviews and approves the issuance of stock options and other awards under our stock plans to our executive officers (other than our Chief Executive Officer). The Compensation Committee reviews the performance of our Chief Executive Officer and makes recommendations to our Board with respect to his compensation, and our Board retains the authority to make compensation decisions relative to our Chief Executive Officer. The current members of our Compensation Committee are Mses. Gray, Miller-Rich and Tomasello. Ms. Gray serves as the chairperson of the committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Compensation Committee charter is available to security holders on the Company’s website at https://ir.4dmoleculartherapeutics.com/corporate-governance.
Our Chief Executive Officer and directors submit proposals to our compensation committee regarding our executive and director compensation. Our Chief Executive Officer, Dr. Kirn, also serves on our board of directors. By serving multiple roles, Dr. Kirn is uniquely positioned to help the board and the compensation committee in many of its compensation decisions as he possesses detailed knowledge of the issues, opportunities and challenges facing the company, its business and its industry, which help him to identify the key performance measures and indicators that may be used in setting incentive-based compensation. In his role as our CEO, Dr. Kirn is also close enough to the Company’s day-to-day operations to be able to identify key contributors and top performers within the company, so as to ensure that their compensation accurately reflects their responsibilities, performance, future expectations and experience levels. While Dr. Kirn recuses himself from any board discussions that involve his own compensation, his recommendations and feedback, along with the feedback and recommendations of our other senior executive officers, are often taken into consideration by our compensation committee when setting compensation levels.
The Compensation Committee has retained Radford, which is part of the Rewards Solutions practice at Aon plc (“Radford”), a national executive compensation consulting firm. Radford was engaged to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals proposed by management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Radford addressed each of the six independence factors established by the SEC with the compensation committee. Each of the responses affirmed the independence of Radford on executive compensation matters. Based on this assessment, the compensation committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. The current members of our Nominating and Corporate Governance Committee are Drs. Chacko and Theuer and Ms. Tomasello. Ms. Tomasello serves as the chairperson of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website at https://ir.4dmoleculartherapeutics.com/corporate-governance.
Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience as a board member of another publicly held company;
•	professional and academic experience relevant to the Company’s industry;
•	strength of the candidate’s leadership skills;
•	experience in finance and accounting and / or executive compensation practices;
•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and
•	geographic background, gender, age and ethnicity, as well as other factors relevant to Board diversity as defined under applicable law.
Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the previous year’s annual meeting (no later than March 22, 2025 for our annual meeting of stockholders to be held in 2025).We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Chief Legal Officer and Corporate Secretary, at 5858 Horton Street #455, Emeryville, California 94608.
Science and Technology Committee
Our Science and Technology Committee reviews, evaluates and advises the board of directors on the overall strategy, direction and effectiveness of our technology and research and development activities, monitors and evaluates trends in technologies relevant to our present and future business and evaluates and advises the board of directors and management on the soundness, opportunities and risks associated with the products, programs and technologies in which we are or may be considering investing our research and development efforts. The Science and Technology Committee reports regularly to the board of directors and will periodically evaluate its own performance.
The members of the Science and Technology Committee are Dr. Theuer and Mses. Miller-Rich and Tomasello. Dr. Theuer serves as the chairperson of the committee.
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
Our Board met eight times during 2023. The Audit Committee met four times during 2023. The Nominating and Corporate Governance Committee met three times during 2023. The Compensation Committee met eleven times during 2023. The Science and Technology Committee met one time during 2023. During 2023, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting. Our directors are expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, each director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the Independent Directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Executive Chairman of the Board or the chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. Our board of directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our board of directors and management team encourage all of our directors to attend the Annual Meeting. Seven of our then serving directors attended our 2023 annual meeting of stockholders.
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Chief Legal Officer and Corporate Secretary, at 5858 Horton Street #455, Emeryville, California 94608. The Chief Legal Officer and Corporate Secretary will review such correspondence and forward the communication to the Board members, as appropriate.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2023, our Compensation Committee consisted of Mses. Gray, Miller-Rich and Tomasello. None of the members of the Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or on our Compensation Committee.

Hedging Policy
Our Insider Trading Compliance Policy provides for guidelines regarding hedging transactions. Pursuant to our Insider Trading Compliance Policy, hedging transactions by all officers, directors, employees and certain consultants of the Company, involving the Company’s equity securities, including but not limited to zero-cost collars and forward sale contracts, are prohibited.
Board Diversity and Composition
The following table presents our Board diversity statistics as self-disclosed by our directors.
Board Diversity Matrix (As of April 10, 2024)
Board Size:
Total Number of Directors:	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2022 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Director and Executive Officer Compensation
Please see the sections titled “Director Compensation” and “Executive Compensation” for information regarding the compensation of our directors and executive officers.
Employment Agreements
We have entered into employment agreements with our executive officers. For more information regarding these agreements, see the section titled “Executive Compensation—Executive Compensation Arrangements.”
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements will require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.
Other Transactions
In April 2019, we entered into two sponsored research agreements (“SRAs”) with The Regents of the University of California (“The Regents”) on behalf of U.C. Berkeley to conduct research in a lab on the Berkeley campus that is under the direction of David Schaffer, Ph.D., one of our former directors. Pursuant to the SRAs, we committed to pay The Regents a total of $1.47 million, which was fully paid as of December 31, 2021. The SRAs had a three year term that ended in May 2022. While the SRAs were between us and The Regents, the payments under the SRAs were used, in part, to fund the lab under the direction of Dr. Schaffer.
In March 2021, we entered into a sponsored research agreement with The Regents on behalf of U.C. Berkeley to conduct research in a lab on the Berkeley campus that is under the direction of Dr. Schaffer covering investigations into how machine learning approaches may enhance AAV capsid engineering (the “Machine Learning SRA”). Pursuant to the Machine Learning SRA, we paid The Regents a total of $0.45 million, prior to termination of the Machine Learning SRA in March 2022. While the Machine Learning SRA was between the Company and The Regents, the payments under the SRA were used, in part, to fund the lab under the direction of Dr. Schaffer.
In 2023, while our Chief Development Officer (“CDO”) was on leave, we engaged the services of Noriyuki Kasahara, M.D., Ph.D., a member of our Board of Directors, as interim CDO. Dr. Kasahara was paid $0.2 million in 2023 for his services as interim CDO.
In March 2024, we entered into a research and option agreement with Reignite Therapeutics Inc. (“Reignite”), which such agreement covers research funding for vector discovery programs at Reignite and grants us an option to acquire such vectors and related intellectual property. David Kirn, M.D., our Chief Executive Officer, is President, Executive Chairman of the Board of Directors, and a controlling stockholder of Reignite.
Policies and Procedures for Related Party Transactions
The Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including without limitation purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

DIRECTOR COMPENSATION
With respect to fiscal year 2023, each of our non-employee directors was covered by our compensation policy for our non-employee directors (the “Director Compensation Program”). For 2023, pursuant to the Director Compensation Program, our non-employee directors received cash compensation (paid quarterly in arrears) as follows:
•	Each non-employee director received an annual cash retainer in the amount of $40,000 per year.
•
The chairperson of the Audit Committee received additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee received additional annual cash compensation in the amount of $10,000 per year for such member’s service on the Audit Committee.

•
The chairperson of the Compensation Committee received additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee received additional annual cash compensation in the amount of $7,500 per year for such member’s service on the Compensation Committee.

•
The chairperson of the Nominating and Corporate Governance Committee received additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance committee received additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

•
The chairperson of the Science and Technology Committee received additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the Science and Technology Committee. Each non-chairperson member of the Science and Technology Committee received additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Science and Technology Committee.

For 2023, the Executive Chairperson received an annual retainer of $150,000 in lieu of any cash payable under the Director Compensation Program.
Under the Director Compensation Program, during 2023, each non-employee director was granted an option to purchase 22,500 shares of our common stock automatically on the date of the annual stockholder’s meeting, provided, that the Executive Chairman was granted an option to purchase 33,750 shares of our common stock. The option grant will vest as to 33.3% on the first anniversary of the date of grant and as to 1/36th on each monthly anniversary thereafter, subject to continued service through each applicable vesting date. Any unvested shares subject to the option grant will accelerate in full on a change in control (as defined in the Director Compensation Program). The exercise price per share of director options is equal to the fair market value of a share of our common stock on the grant date. No portion of the option grant which is unvested or unexercisable at the time of a non-employee director’s termination of service on our board shall become vested and exercisable thereafter.
The following table summarizes the total compensation earned during the year ended December 31, 2023 for our non-employee directors.
Name	Fees Earned in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
John Milligan, Ph.D.	150,000	431,436	—	581,436
Charles Theuer, M.D., Ph.D.	65,000	287,624	—	352,624
Jacob Chacko, M.D., MBA	65,000	287,624	—	352,624
Susannah Gray, MBA	65,000	287,624	—	352,624
Nancy Miller-Rich	52,500	287,624	—	340,124
Shawn Tomasello, MBA	57,500	287,624	—	345,124
Noriyuki Kasahara, M.D., Ph.D.	50,000	287,624	151,288(2)	488,912
(1)
Amounts shown represent the grant date fair value of stock options granted during fiscal year 2023 as calculated in accordance with FASB ASC Topic 718. See Item 7 of the financial statements and the subsection entitled “Stock-Based Compensation Expense” included in our Form 10-K filed on February 29, 2023 for the assumptions used in calculating these amounts.

(2)	Dr. Kasahara served as a senior advisor to the Company during 2023 and received the fees indicated in the table above for his consulting services.
The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2023 by each non-employee director.
Name	Option Awards Outstanding at 2023 Fiscal Year End
John Milligan, Ph.D.	436,493
Charles Theuer, M.D., Ph.D.	135,517
Jacob Chacko, M.D., MBA	122,500
Susannah Gray, MBA	112,500
Nancy Miller-Rich	112,500
Shawn Tomasello, MBA	112,500
Noriyuki Kasahara, M.D., Ph.D.	67,500

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of March 31, 2024:
Name	Age	Position(s)
David Kirn, M.D.	62	Chief Executive Officer and Director
Uneek Mehra	51	Chief Financial and Business Officer
Fariborz Kamal, Ph.D.	61	President and Chief Operating Officer
Robert Kim, M.D.	63	Chief Medical Officer
Scott Bizily, J.D., Ph.D.	52	Chief Legal Officer and Corporate Secretary
Dr. Kirn’s biographical information is set forth in “Proposal No. 1–Election of Directors” in this proxy statement.
Uneek Mehra, has served as our Chief Financial & Business Officer since September 2023. Mr. Mehra previously served as Chief Financial and Business Officer and the Principal Financial Officer of Myovant Sciences, Inc., a publicly traded biopharmaceutical company, from September 2021 to July 2023. From October 2019 to September 2021, Mr. Mehra was the Chief Financial Officer and Corporate Treasurer of PACT Pharma, Inc. (“PACT”), a privately held pharmaceutical company. Prior to his tenure at PACT, Mr. Mehra was the Chief Financial Officer at Proteus Digital Health, Inc., a digital medicines company, from April 2017 to October 2019 where he was responsible for the finance, tax, treasury, information technology, facilities and human resources teams. From February 2004 until January 2017, Mr. Mehra served in various roles at Novartis AG, including as the Global Head, Portfolio Management, Licensing and M&A, Oncology Business. Mr. Mehra earned his Bachelors in Engineering from Birla Institute of Technology and Science, his Masters in Finance from Jamnalal Bajaj Institute of Management Studies, and his M.B.A. in Strategy and Leadership from the International Institute for Management Development.
Fariborz Kamal, Ph.D., has served as our President and Chief Operating Officer since September 2022 and previously served as our Chief Operating Officer from February 2020 to September 2022 and as our Chief Technical Officer from October 2018 to February 2020. Dr. Kamal previously served as Senior Vice President of Quality and Regulatory CMC for AveXis Inc., a gene therapy company, from May 2017 through August 2018. Prior to AveXis, Dr. Kamal served as the Vice President of Quality for Juno Therapeutics from May 2015 through April 2017 and prior to that Dr. Kamal served as the Vice President of Quality and Regulatory CMC for Intermune Inc. from January 2013 through March 2015. Dr. Kamal received his B.S. in Chemistry from San Jose State University in 1986. Dr. Kamal received his M.Sc. in Chemistry from The American University in 2000. He received his Ph.D. in Chemistry from The American University in 2003.
Robert Kim, M.D., has served as our Chief Medical Officer since March 2023, and previously served as SVP, Clinical R&D from October 2022 until March 2023. Dr. Kim previously served as Chief Medical Officer at ViewPoint Therapeutics, Inc., a privately held biotechnology company specializing in protein misfolding, from May 2018 until August 2020, and as Chief Medical Officer at Apellis Pharmaceuticals, a publicly traded biopharmaceutical company specializing in developing treatments for rare diseases, from August 2016 until August 2017. Dr. Kim served as Medical Director and Senior Medical Director of Genentech from March 2003 to September 2006, where he led clinical development of a prescription medication for wet AMD. Dr. Kim also served as VP and Head of Pharmaceutical Product Development of Novartis AG from June 2012 to August 2014, where he oversaw early development of a treatment for wet AMD and DME and clinical approvals for certain other treatments for eye diseases. Dr. Kim started out his industry career at Carl Zeiss Meditec, Inc. as a Senior Scientist focusing on optical coherency tomography. Dr. Kim is a board-certified ophthalmologist and retina specialist with two decades of drug development experience. Dr. Kim completed his residency in ophthalmology at U.C. San Francisco, post-doctoral training in molecular biology at the National Eye Institute, and retina fellowship training at Moorfields Eye Hospital in London. He received his A.B. from Brown University in Biochemistry in 1982, and his M.D. from Brown University in Medicine in 1985. Dr. Kim also received an M.B.A. from U.C. Berkeley in 2000. Dr. Kim is currently an Associate Clinical Professor of Ophthalmology at U.C. San Francisco.
Scott Bizily, J.D., Ph.D., has served as our Chief Legal Officer since September 2021 and also served as our Chief Human Resources Officer from June 2022 until January 2024. Dr. Bizily previously served as General Counsel at Synthego Corporation, a privately held life sciences tools and services company specializing in genome engineering, from January 2019 to September 2021 and as Director, Corporate Counsel at BioMarin Pharmaceutical Inc., a publicly held biopharmaceutical company specializing in rare diseases, from 2010 to 2019. From 2005 to 2007, Dr. Bizily practiced in patent litigation at Weil, Gotshal & Manges LLP, and from 2007 to 2009 in life sciences licensing and corporate partnering at Cooley Godward Kronish LLP. Dr. Bizily was a postdoctoral fellow at University of Pennsylvania from 2001 to 2002. He received his B.A. in Ecology and Evolutionary Biology from Princeton University in 1994, his Ph.D. in Genetics from the University of Georgia in 2001, and his J.D. from the University of Pennsylvania Carey Law School in 2005.

EXECUTIVE COMPENSATION
The following is a discussion and analysis of compensation arrangements of our named executive officers (“NEOs”). This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs for fiscal year 2023 were as follows:
•	David Kirn, M.D., our Chief Executive Officer;
•	Fariborz Kamal, Ph.D., our President and Chief Operating Officer; and
•	Robert Kim, M.D., our Chief Medical Officer
2023 Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2023 and December 31, 2022 (to the extent the NEO served as a NEO as of such date).
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David Kirn, M.D. Chief Executive Officer	2023	596,640	—	9,278,715	394,953	16,500	10,286,808
	2022	585,720	—	2,367,000	321,750	13,500	3,287,970
Fariborz Kamal, Ph.D. Chief Operating Officer & President	2023	489,389	—	3,758,059	296,812	—	4,544,260
	2022	468,983	—	1,707,900	209,418	—	2,386,301
Robert Kim, M.D. Chief Medical Officer	2023	456,075	—	3,260,107	232,268	16,500	3,964,950
(1)
Amounts shown represents the grant date fair value of options granted as calculated in accordance with ASC Topic 718. For amounts granted in fiscal year 2023, see Item 7 of the financial statements and the subsection entitled “Stock-Based Compensation Expense” of the financial statements included in our Form 10-K filed on February 29, 2023 for the assumptions used in calculating these amounts.

(2)
Amounts represent the annual performance-based cash bonuses earned by our NEOs based on the achievement of certain corporate performance objectives during 2023. For fiscal year 2023, these amounts were paid to the NEOs in early 2024. Please see the descriptions of the annual performance bonuses paid to our named executive officers under “2023 Bonuses” below.

(3)	Amounts represent matching contributions made by us under our 401(k) plan.

Outstanding Equity Awards at 2023 Fiscal Year End
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2023.
		Option Awards
Name	Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
David Kirn, M.D	03/08/2021	103,125	46,875	41.66	3/7/2031
	02/01/2022	68,750	81,250	15.78	1/31/2032
	02/10/2023	46,250	175,750	20.24	2/9/2033
	12/11/2023	0	590,000	14.42	12/10/2033
Fariborz Kamal, Ph.D.	10/12/2018(2)	214,887	0	8.27	10/11/2028
	12/20/2018(2)	71,930	0	8.27	12/19/2028
	03/08/2021	41,250	18,750	41.66	03/07/2031
	02/01/2022	32,083	37,917	15.78	01/31/2032
	09/01/2022	18,750	41,250	8.04	08/31/2032
	09/23/2022	4,687	10,313	8.06	09/22/2032
	02/10/2023	15,625	59,375	20.24	2/9/2033
	12/11/2023	0	260,000	14.42	12/10/2033
Robert Kim, M.D.	10/07/2020(2)	116,250	31,250	18.66	11/08/2030
	2/01/2022	32,083	37,917	15.78	01/31/2032
	09/01/2022	18,750	41,250	8.04	08/31/2032
	02/10/2023	8,333	31,667	20.24	02/09/2033
	04/11/2023	1,875	8,125	15.71	04/10/2033
	12/11/2023	0	250,000	14.42	12/10/2033
(1)
Except as otherwise noted, the option vests as to 1/48th of the shares on each monthly anniversary of the vesting commencement date, such that all awards will be vested on the four year anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through such vesting date.

(2)
The option vests as to 25% of the shares on the one year anniversary of the vesting commencement date and vest as to 1/48th of the shares monthly thereafter, such that all awards will be vested on the four year anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through such vesting date.

Narrative to Summary Compensation Table
2023 Salaries
Our NEOs each receive a base salary to compensate them for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Our board and compensation committee may adjust base salaries from time to time in their discretion. For fiscal year 2023, Dr. Kirn’s base salary was $608,400 effective March 1, 2023 (increased from $585,000), Dr. Kamal’s base salary was $498,837 effective March 1, 2023 (increased from $475,000) and Dr. Kim’s base salary was $465,000 effective March 21, 2023 (increased from $445,406).
2023 Bonuses
We maintain an annual performance-based cash bonus program in which each of our NEOs participated in 2023. Each NEO’s target bonus is expressed as a percentage of base salary which can be achieved by meeting company goals at target level. The 2023 annual bonuses for Drs. Kirn and Kamal were targeted at 50% (unchanged from 2022) and 45% (unchanged from the level in place effective as of Dr. Kamal’s promotion in September 2022), respectively, of their respective base salaries earned from January 1, 2023 through December 31, 2023. The 2023 annual bonus for Dr. Kim was set at 30% for his base salary earned from January 1, 2023 through March 20, 2023, and 40% from March 21, 2023 through December 31, 2023. Our board of directors has historically reviewed these target percentages to ensure they are adequate but does not follow a formula. Instead, our board of directors set these rates based on each NEO’s experience in their role with us and the level of responsibility held by the NEO, which we believe directly correlates to their ability to influence corporate results.
For determining performance bonus amounts, our board of directors set certain corporate performance goals after receiving input from our Chief Executive Officer. The performance goals generally relate to product development and other goals relating to our business. In total, for each NEO besides Dr. Kirn, the performance bonus payout is 90% based on corporate performance and 10% based on individual performance (and it is 100% based on corporate performance for Dr. Kirn), as assessed by our board of directors.
Following its review and determinations of corporate performance for 2023, our board of directors determined an achievement level of 130% for the Company. After incorporating for corporate performance, Dr. Kirn achieved 130% of his target bonus amount and after accounting for both corporate and individual performance, Dr. Kamal achieved 132.6% and Dr. Kim achieved 132.6% of their target bonus amounts. The actual amount of the cash bonuses awarded to each NEO for 2023 performance are set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
Equity-Based Compensation
In February 2023, we granted to each of Dr. Kirn, Dr. Kamal, and Dr. Kim an option to purchase 222,000, 75,000, and 40,000 shares of our common stock, respectively. On April 11, 2023, Dr. Kim was granted an option to purchase 10,000 shares of our common stock. In December 2023, we granted to each of Dr. Kirn, Dr. Kamal and Dr. Kim an option to purchase 590,000, 260,000, and 250,000 shares of our common stock, respectively, which were intended to capture the NEOs 2024 annual grants. The Committee does not intend to make any new equity grants to the NEOs until the next annual compensation review cycle, currently expected to occur during the first quarter of 2025. Each of the options granted to our NEOs in 2023 vest as to 1/48th of the shares subject to the applicable option on each monthly anniversary of the grant date, subject to the applicable NEO’s continued service through the vesting date.
All options were granted with an exercise price per share equal to the closing trading price on the applicable date of grant.
Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We currently maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We make matching contributions equal to 100% of employee contributions of the first five percent of compensation. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life and AD&D insurance.
Perquisites and Other Personal Benefits
We provide limited perquisites to our NEOs when our Compensation Committee determines that such perquisites are necessary or advisable to fairly compensate or incentivize our employees. For fiscal year 2023, we did not provide any additional perquisites to our NEOs.
Executive Compensation Arrangements
As of December 31, 2023, we were party to offer letters with each of our NEOs, which set forth their initial base salary, annual bonus opportunity, initial stock option grant, benefit plans participation and the other benefits noted below for each NEO.
In September 2021, we entered into change in control severance agreements with each NEO. In June 2023, Dr. Kim’s change in control and severance agreement was amended and restated. The change in control severance agreements each provide that, in the event the applicable NEO’s employment is terminated by the Company other than for “cause” (as defined in the applicable change in control severance agreement) or the applicable NEO resigns for “good reason” (as defined in the applicable change in control severance agreement) outside of a “change in control period” (as defined below), the NEO shall be entitled to receive severance that will consist of (i) 12 months of base salary paid in a single cash lump sum payable for Dr. Kirn (and nine months for Dr. Kamal and Dr. Kim), (ii) a pro-rated portion (based on the number of days the applicable NEO was employed by us during the calendar year the termination date occurs) of the NEO’s target annual bonus (assuming achievement of performance goals at 100% of target) paid in a single cash lump sum, (iii) any earned but unpaid annual bonus for the fiscal year prior to the termination date, and (iv) 12 months of COBRA premium payment or reimbursement for Dr. Kirn and his covered dependents (and nine months for Dr. Kamal, Dr. Kim, and their respective covered dependents). In lieu of the foregoing severance benefits, the change in control severance agreements each provide that, in the event the applicable NEO’s employment is terminated by us other than for “cause” or the NEO resigns for “good reason”, and that termination or resignation occurs within the period commencing on the date we enter into a definitive agreement that, if the transactions contemplated thereby were consummated, would result in a “change in control” (as defined in the applicable change in control severance agreement) and ending 12 months after a change in control, the NEO shall be entitled to receive severance that will consist of (i) 18 months of base salary paid in a single cash lump sum payable for Dr. Kirn (and 12 months for Dr. Kamal and Dr. Kim), (ii) an amount equal to (a) 12 months plus (b) a pro-rated portion (based on the number of days the NEO was employed by the Company during the calendar year the termination date occurs) of the NEO’s target annual bonus (assuming achievement of performance goals at 100% of target) paid in a single cash lump sum, (iii) any earned but unpaid annual bonus for the fiscal year prior to the termination date, (iv) 18 months of COBRA premium payment or reimbursement for Dr. Kirn (and 12 months for Dr. Kamal, Kim, and their respective covered dependents) and (v) full vesting acceleration for each equity award held by the applicable NEO (except for any performance-vesting awards, which will be governed by the terms of the applicable award agreement). In all cases, the applicable NEO must timely deliver an effective release of claims to us and comply with the NEO’s “confidential information agreement” (as defined in the applicable change in control severance agreement) and the NEO’s non-disparagement obligations.
Equity Compensation Plan Information
The following table provides certain information as of December 31, 2023, with respect to all of our equity compensation plans in effect on that date:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)	8,240,154	$16.21	707,405(3)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	8,240,154	$16.21	707,405
(1)
Includes the 4D Molecular Therapeutics 2015 Equity Incentive Plan, 2020 Incentive Award Plan, and 2020 Employee Stock Purchase Plan. The number of shares of common stock that may be issued pursuant to outstanding awards under the 2015 Equity Incentive Plan and the 2020 Incentive Award Plan include 8,240,154 shares subject to stock options. The weighted average exercise price shown is for stock options; other outstanding awards had no exercise price. No new awards may be made under the 2015 Equity Incentive Plan.

(2)
The 2020 Incentive Plan and the 2020 Employee Stock Purchase Plan contain “evergreen” provisions, pursuant to which (i) the number of shares of common stock reserved for issuance pursuant to awards under the 2020 Incentive Award Plan shall be increased on the first day of each year beginning in 2021 and ending in 2030, equal to the lesser of (A) five percent (5.0%) of the shares of common stock outstanding on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of common stock as determined by our board of directors; provided, however, that no more than 18,000,000 shares of common stock may be issued upon the exercise of incentive stock options, and (ii) the number of shares of common stock which will be authorized for sale under our 2020 Employee Stock Purchase Plan shall be increased on the first day of each year beginning in 2021 and ending in 2030, equal to the lesser of (A) one percent (1.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 15,000,000 shares of stock may be issued under the plan. On January 1, 2024, an additional 2,153,533 shares of our common stock were reserved for issuance pursuant to awards under the 2020 Incentive Award Plan as a result of the “evergreen” provision, and an additional 50,000 shares of our common stock were reserved for issuance under our 2020 Employee Stock Purchase Plan as a result of the “evergreen” provisions.
(3)
Includes 313,034 shares that were available for future issuances as of December 31, 2023 under the 2020 Employee Stock Purchase Plan, which allows eligible employees to purchase shares of common stock with accumulated payroll deductions. Approximately 76,335 shares may be issued with respect to the Employee Stock Purchase Plan purchase period in effect as of December 31, 2023 that ends on May 15, 2024, based on enrollment as of December 31, 2023 and assuming a purchase price equal to 85% of the closing price of our Common Stock on the date as of the beginning of the applicable offering period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of April 3, 2024 for:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of our common stock;
•	each of our directors;
•	each of our NEOs; and
•	all directors and executive officers as a group.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after April 3, 2024 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 51,157,472 shares of our common stock outstanding as of April 3, 2024. Shares of our common stock that a person has the right to acquire within 60 days after April 3, 2024 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o 4D Molecular Therapeutics, Inc., 5858 Horton Street #455, Emeryville, California 94608.
Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders:
Venrock Healthcare Capital Partners III, L.P.(1)	4,400,000	—	4,400,000	8.6%
Viking Global Opportunities Illiquid Investments Sub-Master LP(2)	4,247,914	—	4,247,914	8.3%
RA Capital Management, L.P.(3)	4,163,211	—	4,163,211	8.1%
Biotechnology Value Fund, L.P.(4)	4,007,413	—	4,007,413	7.8%
BlackRock, Inc.(5)	3,464,587	—	3,464,587	6.8%
Janus Henderson Group plc(6)	3,093,296	—	3,093,296	6.0%
Executive Officers and Directors:
David Kirn, M.D.(7)	1,659,513	337,083	1,996,236	3.9%
John F. Milligan, Ph.D.(8)	100,000	381,790	481,790	*
Jacob Chacko, M.D., MBA	—	100,000	100,000	*
Susannah Gray, MBA	—	90,000	90,000	*
Nancy Miller-Rich	—	90,000	90,000	*
Charles Theuer, M.D., Ph.D.	32,351	113,017	145,368	*
Shawn Cline Tomasello, MBA	—	90,000	90,000	*
Fariborz Kamal, Ph.D.	5,942	458,170	464,112	*
Robert Kim, M.D.	1,043	216,415	217,458	*
All executive officers and directors as a group (11 persons)	1,805,279	1,963,397	3,768,676	7.3%
*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)
Consists of (i) 1,103,763 shares held by Venrock Healthcare Capital Partners III, L.P., (ii) 110,418 shares held by VHCP Co-Investment Holdings III, LLC and (iii) 3,185,819 shares held by Venrock Healthcare Capital Partners EG, L.P., as reported on a Schedule 13G filed with the SEC on February 14, 2024. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III,

L.P. and the manager of VHCP Co-Investment Holdings III, LLC. VHCP Management EG, LLC is the general partner of Venrock Healthcare Capital Partners EG, L.P. Messrs. Shah and Koh are the voting members of VHCP Management III, LLC and VHCP Management EG, LLC. The business address of each of the entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.
(2)
Consists of 4,247,914 shares of our common stock held by Viking Global Opportunities Illiquid Investments Sub-Master LP (Opportunities Fund), as reported on a Schedule 13G/A filed with the SEC on January 8, 2024. Opportunities Fund has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (Opportunities GP), and by Viking Global Investors LP (VGI), which provides managerial services to Opportunities Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Opportunities GP, have shared authority to direct the voting and disposition of investments beneficially owned by the Opportunities Fund and Opportunities GP. The business address of each of the entities is 600 Washington Blvd., Floor 11, Stamford, CT 06901.

(3)
Consists of 4,163,211 shares of our common stock held by RA Capital Healthcare Fund, L.P. (the “Fund”), as reported on a Schedule 13G filed with the SEC on February 14, 2024. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Act, of any securities of the Issuer held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of the Issuer’s Common Stock reported herein. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Act, of any securities of the Issuer beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities. The business address of each of the entities is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(4)
Consists of the following amounts beneficially owned, as reported by Biotechnology Value Fund, L.P. (“BVF”) and affiliated entities on a Schedule 13G filed with the SEC on February 14, 2024: (i) BVF beneficially owned 2,132,411 Shares, (ii) Biotechnology Value Fund II, L.P. (“BVF2”) beneficially owned 1,570,857 Shares and (iii) Biotechnology Value Trading Fund OS LP (“Trading Fund OS”) beneficially owned 209,716 Shares. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the 2,132,411 Shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the 1,570,857 Shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the 209,716 Shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the 3,703,268 Shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 4,007,413 Shares beneficially owned in the aggregate by BVF, BVF2 and Trading Fund OS and held in certain Partners managed accounts (the “Partners Managed Accounts”), including 94,429 Shares held in the Partners Managed Accounts. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 4,007,413 Shares beneficially owned by Partners. Mark N. Lampert (“Mr. Lampert”), as a director and officer of BVF Inc., may be deemed to beneficially own the 4,007,413 Shares beneficially owned by BVF Inc. The foregoing should not be construed in and of itself as an admission by any such reporting persons as to beneficial ownership of any shares owned by another reporting person. BVF GP disclaims beneficial ownership of the Shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the Shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the Shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the Shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the Shares beneficially owned by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Accounts. The business address of BVF is 44 Montgomery St., 40th Floor, San Francisco, CA 94104.

(5)
Consists of 3,464,587 shares of our common stock held by BlackRock, Inc. as reported by BlackRock, Inc. on a Schedule 13G filed with the SEC on January 25, 2024. BlackRock, Inc. reported sole voting power as to 3,396,958 shares of common stock, and reported sole dispositive power as to 3,464,587 shares of common stock. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)
Consists of 3,093,296 shares of our common stock held by entities affiliated with Janus Henderson Group plc (“Janus Henderson”), as reported by Janus Henderson on a Schedule 13G filed with the SEC on February 13, 2024. The business address of Janus Henderson is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(7)
Consists of (i) 1,159,513 shares of our common stock held directly by David Kirn, (ii) 337,083 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 3, 2024 held directly by David Kirn, and (iii) 600,000 shares of common stock held by family trusts over which David Kirn acts as investment advisor.

(8)
Consists of 100,000 shares of our common stock directly held by the John F. Milligan & Kathryn Bradford Milligan Trust, and (ii) 381,790 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 3, 2024 held directly by John. F. Milligan.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2023, except for a Form 3 filing for Robert Kim, M.D. in connection with his Section 16 designation on March 24, 2023 that was filed on April 5, 2023, a Form 4 filing for David Kirn, M.D. due on December 19, 2023 that was filed on January 8, 2024 and a Form 4 filing for Scott Bizily, Ph.D. due on June 5, 2023 that was filed on June 6, 2023.

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are 4DMT stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Chief Legal Officer and Corporate Secretary, 5858 Horton Street #455, Emeryville, California 94608 or (3) request from the Company by calling (510) 505-2680. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.
We have filed our Annual Report on Form 10-K for the year ended December 31, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a 4DMT stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Chief Legal Officer and Corporate Secretary, 5858 Horton Street #455, Emeryville, California 94608.
By Order of the Board of Directors

/s/ DAVID KIRN
David Kirn, M.D.
Chief Executive Officer and Director
April 10, 2024

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FDMT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box below marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V42815-P10776

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

4D MOLECULAR THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following nominee for director:

Nominee:	**For**	**Withhold**
1a. David Kirn, M.D.	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V42816-P10776

4D MOLECULAR THERAPEUTICS, INC.
Annual Meeting of Stockholders
May 21, 2024 1:00 PM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Kirn, M.D. and Uneek Mehra, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of 4D MOLECULAR THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, Pacific Time on May 21, 2024, via the Internet at www.virtualshareholdermeeting.com/FDMT2024, and any adjournment or postponement thereof. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side